UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 31, 2014
(Date of earliest event reported)

Golden Queen Mining Co. Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5
(Address of principal executive offices, including zip code)

(604) 921-7570
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On December 31, 2014, Golden Queen Mining Co. Ltd. (“Golden Queen”), entered into a term loan agreement (the “Loan Agreement”) with THE LANDON T. CLAY 2009 IRREVOCABLE TRUST DATED MARCH 6, 2009 (“LTC”) and Harris Clay (“HC” and together with LTC, the “Lenders”), under which Golden Queen secured a loan in the principal amount of US$12,500,000 (the “Loan”). The Lenders are affiliated with the Clay family, a shareholder group which collectively owns approximately 27% of the issued and outstanding shares of Golden Queen (the “Clay Family”). Thomas M. Clay, a member of the Clay Family, serves on Golden Queen’s board of directors.

Golden Queen issued two promissory notes in the principal amounts of US$9,375,000 (LTC) and US$3,125,000 (HC), each due July 1, 2015, with an annual interest rate of 10%, payable quarterly on the first business day of each quarter. A portion of the proceeds of the Loan was used to retire a term loan from members of the Clay family, due January 1, 2015, including principal, accrued interest and an extension fee, for an aggregate payment of approximately US$11,000,000. Golden Queen paid the Lenders a closing fee of US$1,000,000, and the balance of the proceeds of the Loan will be used for expenses and general corporate purposes. The Loan Agreement contains customary representations, warranties and covenants.

The Loan is guaranteed by Golden Queen Mining Holdings, Inc. a wholly-owned subsidiary of Golden Queen (“GQ Holdings”), under the terms of a Guaranty, and secured by a pledge of Golden Queen’s interests in GQ Holdings and GQ Holdings’ 50% interest in Golden Queen Mining Company, LLC (“GQ California”), under the terms of a Pledge Agreement. GQ California is a 50%/50% joint venture formed with Gauss LLC to develop the Soledad Mountain Project. The Clay Family controls a 32.5% interest in Gauss LLC and Leucadia National Corporation (“Leucadia”) indirectly controls a 67.5% interest in Gauss LLC. The members of Gauss LLC entered into an option agreement related to the pledged GQ California interests.

Under the terms of the Loan Agreement, Golden Queen entered into a Registration Rights Agreement with the Lenders, under which Golden Queen granted the Lenders certain registration rights to allow the Lenders to register the common shares of Golden Queen held by the Clay family under the Securities Act of 1933, as amended,.

Copies of the Loan Agreement, Pledge Agreement, Guaranty, Registration Rights Agreement and Option Agreement are filed as exhibits to this Form 8-K and incorporated herein by reference. The description the Loan Agreement, Pledge Agreement, Guaranty, Registration Rights Agreement and Option Agreement is a summary of the terms of such agreements, and is qualified in its entirety by reference to the text of these agreements.

Item 2.03. Creation of a Direct Financial Obligation.

The description of the terms and conditions of the Loan Agreement, Notes, Pledge Agreement and Guaranty are contained in Item 1.01 on this Form 8-K are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 31, 2014, the Company issued a news release entitled “GOLDEN QUEEN SECURES LOAN FINANCING”. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Agreement
10.2	Guaranty
10.3	Pledge Agreement
10.4	Registration Rights Agreement
10.5	Option Agreement
99.1*	Press Release of Golden Queen Mining Co. Ltd. dated December 31, 2014.

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.
Date: December 31, 2014

	By:	/s/ H. Lutz Klingmann
H. Lutz Klingmann
President, CEO and Director